EXHIBIT 99.1

LOOP INDUSTRIES AND ESTER INDUSTRIES LTD. ANNOUNCE JOINT VENTURE

AGREEMENT TO BUILD AN INFINITE LOOP™ MANUFACTURING FACILTY IN INDIA TO

PRODUCE RDMT, RMEG AND SPECIALITY POLYMERS FROM WASTE POLYESTERS

WITH A SIGNIFICANTLY LOWER CARBON FOOTPRINT

•	LEVERS THE EXISTING INFINITE LOOP™ TECHNOLOGY TO TARGET UNDERSUPPLIED US$28 BILLION MARKET FOR DMT AND MEG
•	HIGH PROJECTED RETURNS BASED ON TOTAL CAPITAL INVESTMENT OF APPROXIMATELY US$165 MILLION, FAVOURABLE INDUSTRY PRICING AND LOW OPERATING COST ENVIRONMENT
•	CONSTRUCTION OF THE FACILITY IS EXPECTED TO BE COMPLETE AT THE END OF 2026 WITH COMMERCIAL OPERATIONS COMMENCING IN EARLY 2027

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Photo: Arvind Singhania, Chairman and CEO of Ester Industries Ltd. and Daniel Solomita, Founder and CEO of Loop Industries at Loop’s head office in Terrebonne, Quebec, Canada.

MAY 1, 2024 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics/fiber economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today concluded an agreement with Ester Industries Ltd. (“Ester”), one of India’s leading manufacturers of Polyester Films and Specialty Polymers, to form a 50/50 India joint venture (“India JV”). The purpose of the India JV is to build and operate an Infinite Loop™ India manufacturing facility which will produce a unique product offering of lower carbon footprint recycled dimethyl terephthalate (“rDMT”), recycled mono-ethylene glycol (“rMEG”) and specialty polymers in India, using the Infinite Loop™ technology which offers significant advantages over traditional mechanical PET recycling.

Loop and Ester have a well-established working relationship, with Ester producing Loop™ PET for Loop's global brand customers over the last four years. The India JV leverages the complementary skill set of each partner by combining Loop’s innovative technology and well-established global customer base with Ester's nearly 40 years of specialized polymer production, operational proficiency, and local expertise, including sourcing of PET plastic and Polyester fiber waste feedstocks.

The DMT and MEG specialty chemicals global market size is estimated at US$28 billion and forecasted to grow at a 3.7% CAGR through 2033. The market is experiencing a global shortage of DMT due to recent plant closures in Europe, and low-carbon DMT and MEG are in high demand, but market options are limited and costly. The Infinite Loop™ India facility is expected to produce 70,000 tonnes of rDMT and 23,000 tonnes of rMEG annually and Ester will toll convert the rDMT and rMEG into various grades of specialty polymers. The planned facility in India can lower carbon emissions by up to 70% compared to virgin DMT and MEG manufactured from fossil fuels1, offering chemical companies a simple drop-in supplement and circular alternative that helps them achieve their sustainability goals.

The rDMT and rMEG product offerings manufactured at the Infinite Loop™ India facility represent a strategic product expansion in a low-cost manufacturing environment which complements Loop's existing PET plastic and polyester fiber manufacturing business and will fuel growth by addressing the large and growing demand in the market. This expansion enables the Infinite Loop™ technology to reach new markets and cater to a broader range of customers across multiple industries including the electronics, automotive, textile, cosmetics and packaging industries.

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The India facility will leverage the Infinite Loop™ technology and existing engineering package which accelerates the lead-time towards groundbreaking, slated to occur by end of this year. Feedstock sourcing for the facility, in which there is abundant supply from textile waste in India, is well advanced and the partners have engaged an external firm to source and secure the land for the facility. Construction is expected to be completed by the end of 2026, with commercial operations commencing in early 2027.

The India JV offers attractive economic returns without the need for substantial sustainability-linked premium pricing. Total capital investment is estimated approximately at US$165 million.

Arvind Singhania, Chairman and CEO of Ester Industries Ltd. commented “Ester and Loop have a long-standing working relationship with a deep alignment of values and shared commitment to circularity and driving sustainable change. This partnership reinforces our dedication to advancing sustainable solutions in the polymer industry and by leveraging Loop's technology alongside our decades of polymer production experience, we will contribute to reducing the carbon footprint of our products, meeting the evolving needs of our customers.”

Loop’s Founder and CEO Daniel Solomita commented “Our partnership with Ester reflects a strategic alignment built on our shared values of sustainability and innovation and combines both companies’ areas of expertise. The specialty chemicals market offers a unique opportunity to expand the reach of our Infinite Loop technology beyond PET and Polyester fiber and provides our customers with a sustainability linked advantage in the specialty chemicals market. Customer demand for rDMT, rMEG and specialty polymers produced using our technology is robust due to very limited viable options available in the marketplace today.

The Infinite Loop India facility represents a great opportunity for Loop to be a part of the fastest growing economy in the world and capitalizing on operating in a low-cost manufacturing environment. We see India and this partnership with Ester as a tremendous growth opportunity for future expansion.

This approach allows us to optimize returns, expand our presence in key markets, and drive sustainable growth while maximizing shareholder value."

1 This data is for the India LCA excluding the avoided waste disposal

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About Ester

Ester Industries Limited is a public limited company incorporated in 1985 promoted by the Singhania family. The company is one of India’s leading manufacturers of Polyester Films and Specialty Polymers having a track record of nearly four decades of continually developing new and innovative products for customers across the globe. Ester Industries has state of the art manufacturing facilities in Khatima in Uttarakhand and Hyderabad in Telangana with combined capacity of 67,000 TPA of Polyester Resin, 110,000 TPA of Polyester Film and 30,000 TPA of Specialty Polymers. Specialty Polymers are manufactured primarily for the US and other overseas markets. Ester has a strong focus on sustainability and circularity, which complements the Infinite Loop™ technology developed by Loop Industries for recycling various types of polyester waste into high-value added Polyester products for applications in rigid/flexible packaging, fibers/garment, industrial, automotive, and consumer electronic products.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

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Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) engineering, contracting, and building our manufacturing facilities, (vii) our ability to scale, manufacture, and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) the ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (x) our joint venture projects and our ability to recover certain expenditures in connection therewith, (xi) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xii) disease epidemics and other health-related concerns and crises, which could result in reduced access to capital markets, supply chain disruptions and scrutiny, embargoing of goods produced in affected areas, government-imposed mandatory business closures and any resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, or market or other changes that could result in non-cash impairments of our intangible assets, and property, plant and equipment, (xiii) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates,  (xiv) the outcome of any SEC investigations or class action litigation filed against us, (xv) our ability to hire and/or retain qualified employees and consultants, (xvi) other events or circumstances over which we have little or no control, and (xvii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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